                                                                     EXHIBIT 1.1


                             TKC ACQUISITION CORP.

                    as the acquiror of The Krystal Company

                                 $100,000,000

                         10 1/4% SENIOR NOTES DUE 2007

                              PURCHASE AGREEMENT

                                              September 18, 1997


UBS Securities LLC
299 Park Avenue
New York, NY  10171-0026

Ladies and Gentlemen:

          TKC Acquisition Corp., a Tennessee corporation ("TKC"), proposes to issue and sell (the "Initial Placement") to UBS Securities, LLC (the "Initial Purchaser") $100,000,000 principal amount of its 10 1/4% Senior Notes Due 2007 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date (as defined below) between TKC and SunTrust Bank, Atlanta, as trustee (the "Trustee"). The Initial Placement is to occur concurrently with, and is conditioned upon, (i) the consummation of the acquisition (the "Acquisition") pursuant to which Port Royal Holdings, Inc., a Georgia corporation and 100% owner of TKC ("Holdings") will acquire The Krystal Company, Inc., a Tennessee corporation ("Krystal"), from its existing shareholders, pursuant to a merger agreement dated as of July 3, 1997 (the "Merger Agreement") whereby TKC will merge with and into Krystal (the "Merger"), following which Krystal will be the surviving corporation although all shares of capital stock of Krystal will, in consummation of the Merger, be canceled and the outstanding shares of capital stock of TKC will become the shares of capital stock of the surviving corporation and the other consequences of the Merger shall be as described in the Articles of Merger, a copy of which has been furnished to you (any reference in this agreement to the "Company" being understood to refer to (a) TKC prior to the Merger and (b) Krystal as the surviving corporation after the Merger), (ii) the initial borrowings under the Credit Agreement, to be executed and delivered on or prior to the date on which the Notes are issued (the "Credit Agreement") among the Company, Holdings as guarantor thereunder, and SunTrust Bank, Atlanta as agent and lender and the other lenders named therein and (iii) the receipt by the Company of a $35 million equity contribution (the "Equity Contribution") from Holdings. This Agreement, the registration rights agreement, to be dated the Closing Date, between the Initial Purchaser and the Company (the "Registration Rights Agreement"), the Indenture, the Merger Agreement and the Credit Agreement are hereinafter collectively referred to as the "Transaction Documents."
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          The sale of the Notes to the Initial Purchaser will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon certain exemptions from the registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Notes purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable.

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated August 28, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated September 18, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchaser.
Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

          1.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to the Initial Purchaser as set forth below in this Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the Company makes no representation or warranty as to the
     -------
     information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, to the extent such information was furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein.

          (b) No holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (c) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to whom the Company makes no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

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          (d)  Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to whom the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

          (e) Neither the Company nor any of its Affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (f) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (g) Neither the Company nor any of its Affiliates has directly or through any agent or other person acting on its or their behalf (other than the Initial Purchaser or any Affiliate of the Initial Purchaser, as to which no representation is made) engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes; the Company and its
       ------------
     Affiliates and any person acting on its or their behalf (other than the Initial Purchaser or any Affiliate of the Initial Purchaser, as to which no representation is made) have complied with the offering restrictions requirement of Regulation S; provided that no representation is made as to the Initial Purchaser or any Affiliate of the Initial Purchaser.

          (h) The Company has not engaged or retained any person, other than the Initial Purchaser, to act as a financial advisor, underwriter or placement agent in connection with the issuance of the Notes and, except for the discount and expenses payable to the Initial Purchaser in connection with the issuance of the Notes as described in the Final Memorandum, no person has the right to receive a material amount of financial advisory, underwriting, placement, finder's or similar fees in connection with, or as a result of, the issuance of the Notes and the purchase of the Notes by the Initial Purchaser or the consummation of the other transactions contemplated hereby.

          (i) It is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Final Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (j) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (k) Each of Krystal and TKC as of the date hereof is, and the Company as of the Closing Date will be, validly existing as a corporation in good standing under the laws of the State of Tennessee, with full power (corporate and other) to own or lease its

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     properties, conduct its business as described in the Final Memorandum and enter into each Transaction Document to which it is a party and to carry out all the terms and provisions of each Transaction Document to be carried out by it, and is, or will be on or before the Closing Date, duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases properties or conducts business, except in such jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Krystal, the Company and their subsidiaries taken as a whole; (ii) a material impairment of the ability of Krystal or the Company to perform any of their material obligations under the Transaction Documents or the Notes and to avoid any event of default; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against Krystal or the Company of any material provision of any Transaction Document or the Notes, in each case giving effect to the Acquisition. The Company has one wholly-owned subsidiary, Krystal Aviation Co. Krystal Aviation Co. has one wholly-owned subsidiary, Krystal Aviation Management Co.

          (l) On the Closing Date, the capital stock of the Company will consist of 100 shares of authorized common stock, without par value, of which 100 shares will be issued and outstanding and all of which will be owned beneficially and of record by Holdings free and clear of any liens except for the pledge thereof to the lenders under the Credit Agreement.

          (m) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no shares of capital stock held in the treasury of the Company. The Company does not and will not on the Closing Date have outstanding any (i) securities convertible or exchangeable for its capital stock, (ii) rights to subscribe for or to purchase any of its capital stock or options providing for the purchase of, or agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (n) This Agreement has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, (i) subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect ("Bankruptcy Law") and the application of equitable principles in any action, legal or equitable ("Equity") and (ii) except to the extent that rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws. Each of the other Transaction Documents has been, or will be on or before the Closing Date, duly authorized by all necessary corporate action of the Company, has been, or will be on

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     before the Closiing Date, duly executed and delivered by the Company, and constitutes, or will constitute on or before the Closing Date, a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, (i) subject, as to enforcement of remedies, to applicable Bankruptcy Law and Equity and (ii) except to the extent that rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws. The descriptions of the Indenture, the Registration Rights Agreement, the Credit Agreement and the Notes contained in the Final Memorandum fairly and accurately summarize the Indenture, the Registration Rights Agreement, the Credit Agreement and the Notes in all material respects.

          (o) The Notes have been duly and validly authorized by all necessary corporate action of the Company for issuance and sale pursuant to this Agreement and, when executed, authenticated (assuming due authentication by the Trustee), issued and delivered in accordance with the provisions of the Indenture and paid for by the Initial Purchaser as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable Bankruptcy Law and Equity.

          (p) (A) The issuance, offering and sale of the Notes to the Initial Purchaser by the Company pursuant to this Agreement and the compliance by the Company with the other provisions of this Agreement, (B) the compliance by the Company with the other Transaction Documents, and (C) the consummation of the other transactions herein and therein contemplated (i) do not require the consent, approval, authorization, registration, qualification or order of or with any court or governmental agency or body, except such as have been obtained (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act")) and such as may be required under state securities or blue sky laws or under the Securities Act or the Trust Indenture Act in connection with a registration under the Securities Act pursuant to the Registration Rights Agreement or (ii) do not conflict with, result in a breach or violation of, or constitute a default under the charter documents or by-laws of the Company or any of the terms and provisions of any indenture, mortgage, deed of trust, loan agreement, note, license, permit, certificate, contract, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or any statute, judgment, decree, order, rule or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator applicable to the Company, in each case giving effect to the Acquisition.

          (q) The historical financial statements (including the notes thereto) of Krystal included in the Final Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and fairly present in all material respects the financial position of Krystal and the results of operations and cash flows as of the dates and periods therein specified. Such

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     financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Since the date of the most recent financial statements included in the Final Memorandum, except as described therein, (i) neither Krystal nor the Company has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, have a Material Adverse Effect, (ii) neither Krystal nor the Company has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there has not been any material change in the capital stock or long-term indebtedness of Krystal or the Company. The unaudited pro forma financial statements of the Company included in the Final Memorandum comply as to form in all material respects with the requirements of the Securities Act; the pro forma adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements; the assumptions described in the notes to such pro forma statements provide a reasonable basis for presenting the significant direct effects of the transactions contemplated therein; and such pro forma adjustments give appropriate effect to those adjustments, in each case, in accordance with Regulation S-X under the Securities Act ("Regulation S-X").

          (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s) The Company is not now, and after giving effect to the issuance of the Notes, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, will not be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due. The Company is not in liquidation, administration or receivership nor has any petition been presented for the winding-up of the Company.

          (t) All debts of, claims against, liens on or interests in Krystal (a "Claim") that arose at any time prior to the entry of the Order Confirming Second Amended and Restated Plan of Reorganization Filed by Krystal, dated as of April 10, 1997 by the United States Bankruptcy Court for the Eastern District of Tennessee have been paid or discharged and the holder of any such Claim is forever barred from asserting such Claim against the Company or its assets or property or, if not so paid or discharged and permanently barred, all such Claims, in the aggregate will not require payments in excess of $3.0 million. The Second Amended and Restated Plan of Reorganization filed

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     by Krystal in the United States Bankruptcy Court for the Eastern District
     of Tennessee has been confirmed and fully consummated and is not subject to appeal, revocation or modification.

          (u) (i) No ERISA Event (as defined below) has occurred during the five-year period preceding the Closing Date, or is reasonably expected to occur and no condition or event currently exists or currently is expected to occur that could result in any such ERISA Event. The aggregate Underfunding (as defined below) with respect to all Plans (as defined below) which have any Underfunding does not exceed $2.0 million. No Lien in favor of the PBGC or a Plan has arisen and no such Lien is reasonably expected to arise.

                   (ii) Neither Krystal, the Company nor any other ERISA Affiliate has at any time contributed to, or had an obligation to contribute to, any Multiemployer Plan or Multiple Employer Plan (each as defined below).

                   (iii) No labor dispute, strike, slowdown or work stoppage with the employees of Krystal or the Company or any of their subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent which is likely to result in a Material Adverse Effect.

                   (iv) No event has occurred or failed to occur with respect to a Plan sponsored, maintained or contributed to by Krystal, the Company or an ERISA Affiliate that is reasonably likely to have a Material Adverse Effect.

          As used herein, the following terms shall have the respective meaning ascribed to each below.

                   "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

                   "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

                   "ERISA Affiliate" at any time, means each trade or business (whether or not incorporated) that would be treated as a single employer together with Krystal or the Company under Title IV of ERISA or Section 414(b), (c), (m) or (o) of the Code.

                   "ERISA Event" means (i) the occurrence of a "reportable event" described in Section 4043 of ERISA (other than those events as to which the required 30-day notice is waived under regulations promulgated by the PBGC), or (ii) the provision or filing of a notice of intent to terminate or the taking of any other action that could reasonably be expected to result in the termination of a Plan subject to Title IV of ERISA (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or
          (iii) the institution of proceedings to terminate a Plan or to appoint a trustee to administer a Plan by the Pension Benefit Guaranty Corporation, or (iv) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or
          Section 304 of ERISA for any extension of an amortization period, or
          (v) the occurrence of any transaction which might reasonably be expected to constitute grounds for the imposition of liability under
          Section 4069 of ERISA.

                   "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                   "Multiple Employer Plan" means an employee benefit plan described in Section 4063 of ERISA.

                   "PBGC" means the Pension Benefit Guaranty Corporation or any person or entity succeeding to any or all of its functions under ERISA.

                   "Plan" means an employee benefit plan, other than a Multiemployer Plan, with respect to which Krystal or the Company could be subject to any liability under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

                   "Underfunding" means, with respect to any Plan, the excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87 and based on the actuarial assumptions used in the Company's most recent financial statements) under such Plan over the fair market value of the assets held under the Plan.

          (v) (i) Except as otherwise disclosed in the Final Memorandum, the Company is, or after giving effect to the Acquisition will be, in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements ("Legal Requirements") relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources ("Environmental Law");

                   (ii) Except as otherwise disclosed in the Final Memorandum, the Company has obtained and is in compliance, or on or before the Closing Date will have obtained and be in compliance, with the conditions of all permits, authorizations, licenses, approvals, authorizations, and variances necessary under any Environmental Law for the continued conduct of the business of the Company in the manner contemplated following the Acquisition ("Environmental Permits");

                   (iii) Except as otherwise disclosed in the Final Memorandum, there are no conditions or circumstances, including but not limited to pending changes in any Environmental Law (of which the Company has knowledge after due inquiry and investigation) or Environmental Permit, that are likely to interfere with the conduct of the business of the Company in the manner contemplated following the Acquisition or which would interfere with compliance with any Environmental Law or Environmental Permit; and

                   (iv) Except as otherwise disclosed in the Final Memorandum, there are no conditions or circumstances at, or arising out of, the business, assets and properties of Krystal or the Company or any formerly leased, operated or owned businesses, assets or properties of Krystal or the Company, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (A) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law;
          (B) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (C) liabilities or obligations incurred to enable Krystal or the Company or any subsidiary of Krystal or the Company to comply with any Environmental Law; or (D) fines or penalties arising under any Environmental Law;

     except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

          (w) The Company carries insurance in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

          (x) No legal or governmental proceedings or investigations are pending to which Krystal or the Company is a party or to which the property of Krystal or the Company is subject that are not described in the Final Memorandum, and no such proceedings or investigations, to the best knowledge of the Company, have been threatened against Krystal or the Company or with respect to any of their respective properties, except in each case for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

          (y) After giving effect to the Acquisition, the Company will own or otherwise possess, the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of the Company's business as contemplated following the Acquisition; and the Company has not received any notice, and is not otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (z) The Company possesses, or after giving effect to the Acquisition will possess, all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct the Company's business as contemplated following the Acquisition, except where the failure to possess such certificates, authorizations or permits, singly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (aa) Each of the Company and Krystal has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; except as to taxes being contested in good faith, or where the failure to pay any such taxes would not, individually or in the aggregate, have a Material Adverse Effect; other than tax deficiencies which the Company or Krystal is contesting in good faith and for which the Company or Krystal, as the case may be, has provided adequate reserves in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or Krystal which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (bb) The proceeds from the issuance and sale of the Notes will be used solely for the purposes specified in the Final Memorandum. None of such proceeds will be used for the purpose of purchasing or carrying any Margin Stock with the meaning of the applicable provisions of Regulation G, T, U or X, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the applicable provisions of Regulation G, T, U or X. The issuance and sale of the Notes as contemplated in the Final Memorandum and the application of the proceeds thereof by the Company will comply with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          Each certificate signed by any officer of the Company and delivered to the Initial Purchaser or its counsel shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

          2.   Purchase and Sale.  Subject to the terms and conditions and in
               -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price equal to 97% of the principal amount thereof, plus accrued interest, if any, from the Issue Date (as defined in the Indenture) to the Closing Date, $100,000,000 in principal amount of Notes.

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

          3.   Delivery and Payment.  Delivery of and payment for the Notes
               --------------------
shall be made at 10:00 AM, New York City time, on September 26, 1997, which date and time may be postponed by agreement between the Initial Purchaser and the Company (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof to or upon the order of the Company by intrabank transfer payable in same day funds or such other manner of payment as may be agreed by the Company and the Initial Purchaser. Delivery of the Notes shall be made at such location as the Initial Purchaser shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the office of Long, Aldridge & Norman, LLP ("Counsel for the Company"), 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308. Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchaser may request not less than two full business days in advance of the Closing Date.

          The Company agrees to have the Notes available for inspection, checking and packaging by the Initial Purchaser in Atlanta, Georgia, not later than 1:00 PM on the business day prior to the Closing Date.

          4.   Offering of Notes.  The Initial Purchaser represents and warrants
               -----------------
to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("QIBs"), (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Exhibit A hereto or (iii) outside the United States to persons other than U.S. persons in reliance upon Regulation S. In connection with each sale pursuant to clause (i) above, the Initial Purchaser has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

          5.   Agreements.  The Company agrees with the Initial Purchaser that:
               ----------

          (a) The Company will furnish to the Initial Purchaser and to Cleary, Gottlieb, Steen & Hamilton ("Counsel for the Initial Purchaser"), without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes and will reimburse the Initial Purchaser for payment of the required PORTAL filing fee.

          (b) The Company will not amend or supplement the Final Memorandum prior to the completion of the distribution of the Notes by the Initial Purchaser, without the prior written consent of the Initial Purchaser.

          (c) If at any time prior to the completion of the sale of the Notes acquired by the Initial Purchaser pursuant to this Agreement (as determined by the Initial Purchaser), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Initial Purchaser pursuant to paragraph (a) of this Section 5 an amendment or supplement that will correct such statement or omission or effect such compliance.

          (d) The Company will arrange for the qualification of the Notes for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Notes by the Initial Purchaser. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company, whenever it publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that could reasonably be expected to be material in the context of the issue of Notes under this Agreement, shall promptly notify the Initial Purchaser as to the nature of such information or event. The Company will likewise notify the Initial Purchaser of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company becomes aware of any such decrease or notice. The Company will also deliver to the Initial Purchaser, as soon as available and without request, copies of its latest annual report and quarterly statement and any report of its auditors thereon.

          (f) The Company will not, and will not permit any of its Affiliates to, resell any Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act.

          (g) Except as contemplated in the Registration Rights Agreement, neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to whom the Company expresses no opinion) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

          (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to whom the Company expresses no opinion) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

          (i) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (j) The Company will cooperate with the Initial Purchaser and use its best efforts to permit the Notes that are sold to QIBs to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The Company will conduct its operations in a manner that will not subject the Company to registration as an investment company under the Investment Company Act.

          6.   Conditions to the Obligations of the Initial Purchaser.  The
               ------------------------------------------------------
obligations of the Initial Purchaser to purchase the Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Initial Purchaser the opinion of Counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser to the effect set forth in Exhibit B hereto.

          (b) The Initial Purchaser shall have received from Counsel for the Initial Purchaser such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (c) The Company shall have furnished to the Initial Purchaser a certificate of the Company, signed by Philip H. Sanford, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum, this Agreement and the Credit Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no change or development or event involving a prospective change constituting a Material Adverse Effect, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and

               (iii) all conditions to borrowings under the Credit Agreement have been satisfied or waived.

          (d) At the Execution Time and at the Closing Date, Arthur Andersen shall have furnished to the Initial Purchaser a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchaser, confirming that they are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

               (i) on the basis of a reading of the latest unaudited financial information of Krystal made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the board of directors of Krystal; and inquiries of certain officials of Krystal who have responsibility for financial and accounting matters of Krystal, as to transactions and events subsequent to June 29, 1997, nothing came to their attention that caused them to believe that with respect to the period subsequent to June 29, 1997, there were at a specified date not more than five business days prior to the date of the letter, any changes in the capital stock, increases in the long-term debt or decreases in consolidated net current assets or the total shareholder's equity of Krystal as compared with the amounts shown on the June 29, 1997 balance sheet of Krystal included in the Final Memorandum, or for the period from June 29, 1997 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, operating income, income before provisions for income taxes and extraordinary items, net income before extraordinary items and net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchaser;

               (ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Krystal and the Company) set forth in the Final Memorandum, including without limitation the information set forth under the captions "Summary of Offering Memorandum," "Summary Historical Consolidated Financial Information," "Risk Factors," "The Acquisition," "Use of Proceeds," "Pro Forma Capitalization," "Unaudited Pro Forma Consolidated Financial Information," "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business", in the Final Memorandum agrees with the accounting records of Krystal and the Company, excluding any questions of legal interpretation; and

               (iii) as to pro forma financial information,

                     (A) they have read the unaudited pro forma financial information included in the Final Memorandum;

                     (B) they have inquired of certain officials of Krystal and the Company who have responsibility for financial and accounting matters as to the basis for their determination of the pro forma adjustments and whether the unaudited pro forma financial statements included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X;

                     (C) they have compared the historical financial information included in the unaudited pro forma balance sheet and the unaudited pro forma income statement in the Final Memorandum with the historical information for Krystal and found them to be in agreement;

                     (D) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the financial amounts in the unaudited pro forma financial statements; and

                     (E) they have performed certain other specified procedures as a result of which they determined that certain pro forma information of an accounting, financial, or statistical nature set forth in the Final Memorandum, including without limitation the information set forth under the captions "Summary of Offering Memorandum," "Summary Unaudited Pro Forma

          Consolidated Financial Information," "Risk Factors," "Pro Forma Capitalization," and "Unaudited Pro Forma Consolidated Financial Information" in the Final Memorandum agrees to or can be derived from the pro forma financial statements of Krystal and the Company or the analysis completed in the preparation of such pro forma financial statements, excluding any questions of legal interpretation.

          All references in this Section 6(d) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter or letters.

          (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, giving effect to the Acquisition, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum.

          (f) Subsequent to the respective dates as of which information is given in the Final Memorandum and giving effect to the Acquisition, (i) the Company shall not have incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company shall not have purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there shall not have been any material change in the capital stock of the Company or in the short-term debt or long-term debt of the Company, except in each case as described in or contemplated by the Final Memorandum.

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Notes by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Each of the Transaction Documents (including any amendments thereto) shall have been duly authorized, executed and delivered by each of the parties thereto, and the Initial Purchaser shall have received copies of each such Transaction Document (including any amendments thereto) as so executed and delivered in the form provided to the Initial Purchaser on or before the date hereof except for changes approved by the Initial Purchaser or changes which do not materially affect the rights or obligations of the Company.

          (i) All conditions to borrowings under the Credit Agreement shall have been satisfied and not waived, the initial borrowings under the Credit Agreement shall have occurred concurrently with the closing of the sale of the Notes hereunder as contemplated in the Final Memorandum and all representations and warranties of the Company contained in the Credit Agreement shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.

          (j) On the Closing Date, there shall be no less than $8.0 million of additional availability under the Credit Agreement (as defined in the Indenture), after giving effect to the Acquisition and any borrowings under the Credit Agreement.

          (k) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act with respect to the consummation of the Acquisition shall have expired or otherwise been terminated, and the Acquisition shall have been consummated as contemplated in the Merger Agreement on the Closing Date.

          (l) All of the conditions to closing contained in the Merger Agreement shall have been satisfied and not waived and all representations and warranties of the Company contained in the Merger Agreement shall be true and correct in all material respects on the Closing Date as if made on the Closing Date. The Equity Contribution shall have been made concurrently with the sale of the Notes in the same manner as described in the Final Memorandum.

          (m) The Company shall have been advised by the National Association of Securities Dealers, Inc. (the "NASD") that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages Market (the "PORTAL Market").

          (n) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled at the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or by telegraph confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Company on the Closing Date.

          7.   Reimbursement of Expenses; Fees.  The Company will (i) whether or
               -------------------------------
not the sale of the Notes provided for herein is consummated, pay all expenses incident to the performance of its obligations under the offering documents, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Preliminary Memorandum, the Final Memorandum, all amendments thereof and supplements thereto, each Transaction Document and all other documents relating to the offering of the Notes, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel incurred in compliance with Section 5(d), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL Market and (ii) only in the event the sale of the Notes provided for herein is not consummated, reimburse the Initial Purchaser as requested for all reasonable out-of-pocket expenses (including reasonable legal fees and expenses) incurred by the Initial Purchaser in connection with the proposed purchase and resale of the Notes.

          8.   Indemnification and Contribution.  (a)  The Company agrees to
               --------------------------------
indemnify and hold harmless, to the fullest extent permitted by law, the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Notes pursuant to Section 5(i), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not
                                    --------  -------
be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein; and, provided, further, that the Company will not be
                            --------  -------
liable in any such case if a copy of the Preliminary Memorandum or the Final Memorandum (including any amendment or supplement thereto delivered to the Initial Purchaser prior to the date such Preliminary Memorandum or Final Memorandum was sent or given to such purchaser) was not sent or given by or on behalf of the Initial Purchaser to such person at or prior to the written confirmation of the sale of Notes to such person, and if the Preliminary Memorandum or Final Memorandum (including any amendment or supplement thereto delivered to the Initial Purchaser prior to the date such Preliminary Memorandum or Final Memorandum was sent or given to such purchaser) cured the defect giving rise to such losses, claims, damages, liabilities or expenses. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to written information furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the headings "Transfer Restrictions" and "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party except as set forth below); provided, however, that such counsel shall be satisfactory to
              --------  -------
the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified persons), (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party or an indemnified party will not, without the prior written consent (which shall not be unreasonably withheld) of the indemnified parties or the indemnifying parties, as the case may be, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties or the indemnifying parties, as the case may be, are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party or indemnifying party, as the case may be, from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company, on the one hand, and the Initial Purchaser, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, on the one hand, and the Initial Purchaser, on the other, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Initial Purchaser, on the other, from the offering of the Notes; provided, however, that in no case shall
                                       --------  -------
the Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and the Initial Purchaser, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Initial Purchaser, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Initial

Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

          9.   Termination.  This Agreement shall be subject to termination by
               -----------
notice given to the Company prior to delivery of and payment for the Notes, if prior to such time there shall have occurred (i) any change in the market for debt similar in nature to the Notes or (ii) any disruption of or change in financial, banking or capital market conditions generally, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchaser, so material or adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Memorandum.

          10.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          11.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telecopied and confirmed to it at 299 Park Avenue, New York, NY 10171-0026, Telecopy No.: (212) 821-5778, Attention: Caroline Sykes; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to them at One Union Square, Chattanooga, TN 37402, Attention: Philip
H. Sanford.

          12.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(i) hereof, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm, corporation or other entity any legal or equitable right, remedy or claim under or in respect to this Agreement or any provisions herein contained. No purchaser of Notes from the Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

          13.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          14.  Business Day.  For purposes of this Agreement, "business day"
               ------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

          15.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

                              Very truly yours,

                              TKC ACQUISITION CORP.


                              By:  __________________________
                              Name:
                              Title:



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

UBS SECURITIES LLC



By: /s/ Jeff Benjamin
   ----------------------
Name: Jeff Benjamin
   ----------------------
Title: Managing Director
   ----------------------

By:  /s/ Jean Smith
   ----------------------
Name: Jean Smith
   ----------------------
Title: Managing Director
   ----------------------

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

                              Very truly yours,

                              TKC ACQUISITION CORP.


                              By: /s/ Phillip H. Sandford
                                 --------------------------
                              Name: Phillip H. Sandford
                              Title: President



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

UBS SECURITIES LLC



By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

                                                                       EXHIBIT A



                           Form of Investment Letter
                           -------------------------
                     for Institutional Accredited Investors
                     --------------------------------------


                                                                      [**], 1997


UBS Securities LLC
299 Park Avenue
New York, NY  10171-0026


TKC Acquisition Corp.
c/o Long, Aldridge & Norman LLC
303 Peachtree Street
Atlanta, GA  30308
Attention: Briggs Tobin


Re:  Purchase of  $________ Principal Amount
     of 10 1/4% Senior Notes Due 2007
     (the "Notes"), of TKC Acquisition Corp. ("TKC) as the acquiror of the
     TKC, Krystal Company which will become the obligor on the notes (together with the "Company")____________________________________________________ __
               -------

Ladies and Gentlemen:

          In connection with our purchase of the Notes we confirm that:

          1. We understand that the Notes are not being and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

          2. We acknowledge that (a) neither the Company, nor the Initial Purchaser (as defined in the Offering Memorandum dated September 18, 1997 relating to the Notes (the "Final Memorandum")) nor any person acting on behalf of the Company or the Initial Purchaser has made any representation to us with respect to the Company or the offer or sale of any Notes and (b) any information we desire concerning the Company and the Notes or any other matter relevant to our decision to purchase the Notes (including a copy of the Final Memorandum) is or has been made available to us.

          3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 5 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (an "IAI") able to bear the economic risk of investment in the Notes.

          4. We understand that the minimum principal amount of Notes that may be purchased by an IAI is $250,000.

          5. We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

          6. We understand that (a) the Notes will be in registered form only and that any certificates delivered to us in respect of the Notes will bear a legend substantially to the following effect:

          "This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and this Note may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act (subject to the delivery of such evidence, if any, required under the indenture pursuant to which this Note is issued) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction."

          7. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

          (a) the Notes are sold in compliance with Rule 144(k) under the Securities Act; or

          (b) the Notes are sold in compliance with Rule 144A under the Securities Act; or

          (c) the Notes are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

          (d) the Notes are sold pursuant to an effective registration statement under the Securities Act; or

          (e) the Notes are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

          (f) the Notes are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

          8. We understand that the Company and UBS Securities LLC, as the Initial Purchaser, and other persons will rely upon the truth and accuracy of the statements set forth herein, and we agree that if any of such statements are no longer true or accurate, we will promptly so notify the Company and UBS Securities LLC

                                  Very truly yours,



                                  By ______________________
                                                        (Authorized Officer)

                                                                       EXHIBIT B


                                 LEGAL OPINION
                                 -------------


          (i) Each of Krystal and the Company is duly incorporated, validly existing and in good standing under the laws of Tennessee and has all requisite corporate power and authority to own or lease its properties and to conduct its business as described in the Final Memorandum and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. Each of Krystal and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (ii) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company are owned beneficially and of record directly by Holdings free and clear of all perfected security interests (except for the pledge thereof to the lenders under the Credit Facility) and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

          (iii) Except as set forth in or contemplated by the Final Memorandum and Section 2(c) of this Agreement, (A) no options, warrants or other rights to purchase from the Company or the Guarantors shares of capital stock or ownership interests in the Company or the Guarantors are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or the Guarantors are outstanding and (C) no holder of securities of the Company or the Guarantors is entitled to have such securities registered under a registration statement filed by the Company and the Guarantors pursuant to the Registration Rights Agreement.

          (iv) The Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the valid and legally binding agreement of each of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to Bankruptcy Law and Equity.

          (v) The Initial Notes are in the form contemplated by the Indenture. The Initial Notes have each been duly and validly authorized, executed and delivered by the Company and, when duly paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the

Trustee and due authentication and delivery of the Initial Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company and the Guarantors (in respect of their guarantees thereof), entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantors (in respect of their guarantees thereof) in accordance with their terms, except that the enforcement thereof may be subject to Bankruptcy Law and Equity.

          (vi) The New Notes have been duly and validly authorized by the Company, and when the New Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the New Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company and the Guarantors (in respect of their guarantees thereof), entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantors (in respect of their guarantees thereof) in accordance with their terms, except that the enforcement thereof may be subject to Bankruptcy Law and Equity.

          (vii) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors and (assuming due authorization, execution and delivery thereof by the Initial Purchaser) will constitute the valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to Bankruptcy Law and Equity and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (viii) This Agreement and the consummation by the Company and the Guarantors of the transactions contemplated hereby have been duly and validly authorized, executed and delivered by the Company and the Guarantors.

          (ix) The Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the other Transaction Documents conform in all material respects to the descriptions thereof contained in the Final Memorandum.

          (x) No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which the Company or the Guarantors is a party or to which the property or assets of the Company or the Guarantors is subject which, if determined adversely to the Company or the Guarantors, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds." To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or the Guarantors or any of their respective properties or assets which would be required to be described in a prospectus filed pursuant to the Securities Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Final Memorandum.

          (xi) None of the Company or the Guarantors is (i) in violation of its certificate of incorporation or bylaws, (ii) to the knowledge of such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) in breach or default a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or each of the Guarantors is a party or by which the Company or each of the Guarantors or any of their respective properties are bound known to such counsel, except in each case for any such breach, default, violation or event which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (xii) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the certificate of incorporation or bylaws of the Company and the Guarantors, (ii) the terms or provisions of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or each of the Guarantors is a party or by which the Company or each of the Guarantors or any of their respective properties are bound known to such counsel or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 4 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or the Guarantors any of their respective properties or assets.

          (xiii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Initial Notes to the Initial Purchaser or the consummation by the Company and the Guarantors of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

          (xiv) Neither the Company nor any of the Guarantors is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended without taking into account the number of holders of securities of the Company, the Guarantors or any company "controlling" any of them. Neither the Company nor any of the Guarantors is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (xv) No registration under the Securities Act of the Notes is required in connection with the sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchaser in accordance with
Section 4 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act ("QIBs") or accredited
                                                            ----
investors as defined in Rule 501(a) (1), (2), (3) or (7) promulgated under the Securities Act ("Institutional Accredited Investors") or (B) that the offer or
                 ----------------------------------
sale of the Notes is made in an offshore transaction as defined in Regulation S,
(ii) the accuracy of the Initial Purchaser's representations in Section 4 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 4 hereof.

          (xvi) None of the consummation of the transactions contemplated by this Agreement, the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          At the time the foregoing opinion is delivered, such counsel shall additionally state that they have participated in conferences with officers and other representatives of the Company and Krystal, representatives of the independent public accountants for the Company and for Krystal, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection (ix) or (x) above), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum).

          The opinions described in this Exhibit B shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein. References to the Final Memorandum in this Exhibit B shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.